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                                                                Exhibit 23.3


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated January 5, 2000 relating to the consolidated financial statements of InterMedia Capital Partners VI, L.P. which appears in Amendment No. 1 to the Current Report on Form 8-K of Insight Communications Company Inc., dated January 5, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                                /s/PRICEWATERHOUSECOOPERS LLP

San Francisco, California
April 30, 2001